As filed with the U.S. Securities and Exchange Commission on June 25, 2020.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Kensington Capital Acquisition Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-0796578 (I.R.S. Employer Identification Number)
1400 Old Country Road, Suite 301 Westbury, New York 11590 (703) 674-6514
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Justin Mirro c/o Kensington Capital Acquisition Corp. 1400 Old Country Road, Suite 301 Westbury, New York 11590 (703) 674-6514
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Charles. A. Samuelson Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 (212) 837-6200	David J. Goldschmidt Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239053

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,731.75
Shares of Class A common stock included as part of the units(3)	2,875,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	1,437,500 Redeemable Warrants	—	—	— (4)
Total	$28,750,000	$3,731.75 (5)

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)      Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-239053).

(3)      Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)      No fee pursuant to Rule 457(g) under the Securities Act.

(5)      The Registrant previously registered securities having a proposed maximum aggregate offering price of $201,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-239053), which was declared effective by the Securities and Exchange Commission on June 25, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Kensington Capital Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239053) (the “Prior Registration Statement”), initially filed by the Registrant on June 9, 2020 and declared effective by the Securities and Exchange Commission on June 25, 2020. This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

Information not required in prospectus

Item 16.  Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-239053) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Hughes Hubbard & Reed LLP

23.1	Consent of Marcum LLP

23.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)

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Signatures

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of June, 2020.

KENSINGTON CAPITAL ACQUISITION CORP.

By:	/s/ Justin Mirro
Name:	Justin Mirro
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Justin Mirro	Chairman and Chief Executive Officer (Principal Executive Officer)	June 25, 2020
Justin Mirro
/s/ Daniel Huber	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2020
Daniel Huber
/s/ Robert Remenar	Vice Chairman and President	June 25, 2020
Robert Remenar

/s/ Thomas LaSorda	Director	June 25, 2020
Thomas LaSorda

/s/ Anders Pettersson	Director	June 25, 2020
Anders Pettersson

/s/ Mitchell Quain	Director	June 25, 2020
Mitchell Quain

/s/ Donald Runkle	Director	June 25, 2020
Donald Runkle

/s/ Matthew Simoncini	Director	June 25, 2020
Matthew Simoncini

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